3Q 2011 Earnings Conference Call
November 7, 2011
Exhibit 99.1

Safe Harbor Statement
This presentation includes “forward-looking statements” within the meaning of Section
27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as
amended, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,”
“should,” “could,” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Important factors that could cause actual results to differ materially from such forward-looking statements include, without limitation, risks related to the following:
❑Increasing competition in the communications industry; and
❑A complex and uncertain regulatory environment.
A further list and description of these risks, uncertainties and other factors can be found in the Company’s SEC filings which are available online at www.sec.gov,
www.shentel.com or on request from the Company. The Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.

Use of Non-GAAP Financial Measures
Included in this presentation are certain non-GAAP financial measures that are not determined in accordance with US generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and exclude the effects of certain operating, capital and financing costs and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with US generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because Shentel believes they provide relevant and useful information to investors. Shentel utilizes these financial performance measures to assess its ability to meet future capital expenditure and working capital requirements, to incur indebtedness if necessary, return investment to shareholders and to fund continued growth. Shentel also uses these financial performance measures to evaluate the performance of its businesses and for budget planning purposes.

Chris French
CEO and President

Wireless Highlights
PCS Customers (000s)
❑ Prepaid Rapid Growth
 Q3’11 net additions of 6,940
 and 98,272 prepaid subs at
 9/30
❑ Steady Postpaid growth
 Postpaid customers up 6% in
 the last year
❑ Postpaid Churn improves
 Q3’11 churn of 1.85%
 compared to 1.88% for Q3’10
❑ Earnings Improve
 Q3’11 operating income up by
 $3.7 million over Q3’10

Cable Highlights
❑ Growth
 ▶ Total Cable RGUs 136 thousand at end of Q3 2011, up
 4,745 in Q3
❑ Triple Play
 ▶ Gains in all services including video, high-speed
 Internet, and voice services
❑ Cable Upgrades
 ▶ Former JetBroadband markets are approximately 25%
 complete

2011 Financial Highlights
❑ Revenue Growth- Revenues
 grew by $9.4 million
❑ Depreciation and
 Amortization Expense-
 Increased $1.6 million, after tax,
 due to investments in cable and
 wireless networks
❑ Adjusted OBIDA Growth-
 Increase of $1.1 million over 3Q
 2011
Net Income
(in millions)
Net Income from Continuing Operations
(in millions)

Adele Skolits
CFO and VP of Finance

Profitability
Adjusted OIBDA ($ thousands)

Adjusted OIBDA by Segment

Wireless Segment - Change in Adjusted
OIBDA Q3’10 vs. Q3’11

PCS Prepaid Statistics - Total Net Contribution

Cable Segment - Change in Adjusted
OIBDA Q3’10 vs. Q3’11

Wireline Segment - Change in Adjusted
OIBDA Q3’10 vs. Q3’11

Earle MacKenzie
EVP and COO

Key Operational Results - Wireless
PCS Postpaid Customers (000s)

Key Operational Results - Wireless
Gross Additions - Postpaid
Net Additions - Postpaid
■ Q3 2011 net adds of 2,686
 versus 3,175 Q2 2010 net
 adds
■ Q3 2011 churn of 1.8%
 improved from 1.9% in Q3
 2010
■ Shentel-controlled
 channels produced 50% of
 gross adds in Q3 2011 and
 53% of gross adds in Q3
 2010

Key Operational Results - PCS
Gross Billed Revenue per Postpaid User - Data & Voice 1
1 - Before Service credits, bad debt, Sprint Nextel fees.

PCS Revenues
Gross Billed Revenues - Postpaid ($ millions)
$38.1
$41.8

Postpaid PCS Customers Top Picks Q3 2011
■ Top Service Plans - 76% of
 Gross Adds
 ▶ Everything Data Family
 1500 - 53%
 ▶ Everything 450 - 18%
 ▶ Everything Messaging
 Family 1500 - 5%
■ Top Devices - New Activations
 - All Channels
 ▶ HTC EVO 4G  22%
 ▶ LG Optimus S          14%
 ▶ LG Rumor Touch       7%
 ▶ HTC EVO Shift 4G      6%
 ▶ Sanyo Vero          5%
■ Q3 2011 smartphones made
 up 48% of base, up from
 43.5% in Q2 2011

PCS Prepaid Statistics
Gross Additions (000s)
Cumulative Customers (000s)
 9/30/11   98.3
 6/30/11   91.3
 3/31/11   80.2
12/31/10   67.0
  9/30/10   56.2
 7/1/10  50.0

PCS Prepaid Statistics
Churn %
Average Gross Billed Revenue

RGU Growth by Quarter - Cable
Customers   70,430 74,178 74,657 73,930   75,131
RGU's/Customer 1.70 1.73 1.75 1.77   1.81

Key Operational Results - Cable
Note: Video homes passed includes 16K homes located in Shenandoah County, VA, where internet and voice services are not available from the cable company.

Key Operational Results - Wireline
■ Modest access line loss
 of 2% in past 12 months
■ Continued broadband
 penetration in LEC area
 to 53%
■ 4% growth in DSL
 customers since 9/30/10,
 partially offsetting access
 line losses, resulting in
 total connections of 35.5
 thousand
Access lines (000s)
Internet Customers (000s)

Investing in the Future
■ Increased planned Wireless
 spending for 2011 EVDO
 growth. Increased capacity
 approximately 50%
■ Upgrade of Jet Network is
 approximately 25% complete
■ 52% of Virginia systems and
 48% of WV systems upgrades
 projected to be completed in
 2011
■ All remaining systems in
 Virginia, West Virginia and
 Maryland to have upgrades
 completed in 2012
Capex Spending

Q&A

Appendix

Non-GAAP Financial Measure - Billed Revenue per Postpaid Subscriber